EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 24, 2005, included in the Annual Report of Seasons Bancshares, Inc. on Form 10-KSB for the year ended December 31, 2004, and incorporated in this Amendment No. 1 to the Registration Statement on Form SB-2 (Registration No. 333-127212). We consent to the use of the aforementioned report in Amendment No. 1 to the Registration Statement on Form SB-2 and to the use of our name as it appears under the caption “Experts.”

/S/ MAULDIN & JENKINS, LLC

Atlanta, Georgia
September 19, 2005